EXHIBIT 4.1

                              CERTIFICATE OF TRUST

                                       OF

                             COUNTRYWIDE CAPITAL III

      This Certificate of Trust of Countrywide Capital III (the "Trust") dated May 28, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust pursuant to the Delaware Business Trust Act, 12 Del. C.
(S) 3801, et seq. The undersigned, as trustees, do hereby certify as follows:

      1. The name of the business trust being formed hereby is "Countrywide Capital III."

      2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                         The Bank of New York (Delaware)
                        400 White Clay Center, Route 273
                             Newark, Delaware 19711

      3. This Certificate of Trust shall be effective as of the date of filing.

      IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

Dated: May 28, 1997                 /s/Sandor E. Samuels
                                    -----------------------------------
                                    Sandor E. Samuels, as Trustee

                                    /s/Thomas Keith McLaughlin
                                    -----------------------------------
                                    Thomas Keith McLaughlin, as Trustee

                                    THE BANK OF NEW YORK (DELAWARE),
                                    as Trustee

                                    By:  /s/Melissa Beneduce
                                    -----------------------------------
                                    Name:  Melissa Beneduce
                                    Title: Assistant Vice President